SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

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[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material under §240.14a-12

Brandes Investment Trust
(Name of Registrant as Specified In Its Charter)

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From: Brandes Ideas
Sent: Wednesday, September 28, 2016 10:11 AM
To: Hans Sundquist <Hans.Sundquist@brandes.com>
Subject: Brandes Upcoming Proxy Notification

Proxy Vote for their Brandes Mutual Fund holdings

VALUE SPECIALISTS SINCE 1974
Call us 1.800.237.7119   |   brandesfunds.com

Hi Hans,

Your clients may have received an announcement in the mail over the past couple of days about a Proxy Vote for their Brandes Mutual Fund holdings. In addition Okapi Partners, our proxy solicitor, may contact shareholders to solicit votes on behalf of the "Brandes Investment Trust".

We are committed to making this necessary solicitation process as simple as possible. If you have discretion to vote on behalf of your clients, we may be able to take direction from you depending on how the shares are registered. This will reduce the likelihood of them being contacted.

Please review the attachment for additional details. If you have any questions please feel free to contact my internal associate, First Last, at 800.237.7119. Thanks for your support.
Thanks,
Name

Name Name | Title
Brandes Investment Partners, L.P.
Tel: 858.523.XXXX | Fax: 858.755.0916
first.last@brandes.com

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Brandes Investment Partners, L.P.
11988 El Camino Real, Suite 600
P.O. Box 919048
San Diego, CA 92191-9048

Mutual fund investing involves risk. Principal loss is possible.
A mutual fund's investment objectives, risks, charges and expenses must be considered carefully before investing. The statutory and summary prospectuses contain this and other important information about the investment company, and may be obtained by calling 1.800.395.3807 or visiting www.brandesfunds.com. Read carefully before investing.

The foregoing reflects the thoughts and opinions of Brandes Investment Partners® exclusively and is subject to change without notice. Brandes Investment Partners® is a registered trademark of Brandes Investment Partners, L.P. in the United States and Canada.

The Brandes Funds are distributed by ALPS Distributors, Inc.

This marketing communication may be considered a commercial electronic mail message under applicable law. We may contact you from time to time with information on Brandes Investment Partners and with our regular newsletters, which may be of interest to you. We will not provide your information to third parties. To manage your email preference, click Profile Management. To unsubscribe and stop receiving emails from us in the future click unsubscribe. We will maintain a list of recipients electing to opt-out containing opt-out requests received. Within 10 days of the receipt of an opt-out request, Brandes shall cease the transmission of commercial electronic mail messages to such recipients (unless the recipient later rescinds such opt-out instructions).

Brandes Core Plus Fixed Income Fund	Brandes Global Opportunities Value Fund
Brandes Credit Focus Yield Fund	Brandes International Equity Fund
Brandes Emerging Markets Value Fund	Brandes International Small Cap Equity Fund
Brandes Global Equity Fund	Brandes Separately Account Reserve Trust
Brandes Global Equity Income Fund

We want to make you aware that your clients that hold shares in one or more of the above Brandes Funds (each, a “Fund” and collectively, the “Funds”) as of the record date of September 9, 2016, will receive proxy materials regarding the Special Meeting of Shareholders slated for November 7, 2016.

The materials include a proxy statement with detailed information about the proposal and a proxy card that shareholders can sign and return in a postage paid envelope. The materials will also provide instructions on how shareholders can vote by telephone or through the Internet. You can access the materials by visiting www.okapivote.com/Brandes. Shareholders will be asked to vote on the following proposals:
Proposal Summary	Fund(s) Voting on the Proposal

1. To elect three nominees to serve on the Board of Trustees of the Trust.	All Funds

2. To approve an amendment to the Trust’s Agreement and Declaration of Trust.	All Funds

3. To eliminate the Class E shares of the Brandes Core Plus Fixed Income, Brandes Global Equity, and Brandes International Equity Funds.	Class E holders of the Brandes Core Plus Fixed Income, Brandes Global Equity, and Brandes International Equity Funds

The Board of Trustees of the Trust recommends that shareholders vote “For” each of the applicable Proposals.

Please note that your clients may receive a telephone solicitation in connection with this Special Meeting from Okapi Partners, the Funds’ proxy solicitor. However, we are committed to helping you maintain your client relationships while we carry out our required solicitation process.  To that end, we are asking for your support and assistance in answering any questions you may receive from your clients on this matter.

•	Please ask your clients to vote as soon as possible. Instructions on how they can vote, over the phone, by internet or by mail will be detailed on the proxy card they receive.

•	Explain that their vote is critical no matter how many shares they own.

•	Okapi Partners will need to continue to contact shareholders until the necessary vote is attained.

•	If you or your clients have any questions, please provide this toll-free number for more information: 1-855-208-8902. Agents are available to answer questions or to record voting instructions Monday through Friday from 9:00 a.m. to 9:00 p.m. Eastern Time. The voting process is quick and easy and will require only a couple minutes of their time.

Thank you for your support.